UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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AeroGrow International, Inc.
(Name of Registrant as Specified In Its Charter)
_____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AeroGrow International, Inc.
6075 Longbow Drive, Suite 200, Boulder, Colorado 80301
303-444-7755

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 1, 2008

To the Stockholders of
AeroGrow International, Inc.

The 2008 Annual Meeting of Stockholders of AeroGrow International, Inc., a Nevada corporation, will be held at the Radisson Conference Center, 1850 Industrial Circle, Longmont, Colorado, on Wednesday, October 1, 2008, at 10:00 a.m., mountain time.

The Annual Meeting is being held for the following purposes:

1.	To elect six directors to hold office until the 2009 Annual Meeting or until their successors are elected and qualified.

2.
To approve an amendment to our 2005 Equity Compensation Plan to authorize the issuance of an additional 2,000,000 shares under the Plan, and from those shares, to ratify grants totaling 832,377 of those shares that have been granted in advance of such approval.

3.	To ratify the selection of Gordon, Hughes & Banks, LLP as our independent auditors for the fiscal year ending March 31, 2009.

4	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on August 20, 2008, are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.  Even if you plan to attend the Annual Meeting in person, please sign, date, and return your proxy in the enclosed envelope.

By order of the Board of Directors,
/s/ Jack J. Walker
Jack J. Walker
Chairman of the Board

Boulder, Colorado
August 26, 2008

AeroGrow International, Inc.
6075 Longbow Drive, Suite 200, Boulder, Colorado 80301
303-444-7755

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AeroGrow International, Inc. for use at the 2008 Annual Meeting of Stockholders.  The Board has fixed the close of business on August 20, 2008, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.  On the record date, AeroGrow had 12,115,992 shares of common stock, par value $.0001 per share, outstanding.  Each share of common stock is entitled to one vote on each of the items being voted on at the meeting.

AeroGrow’s Annual Report on Form 10-K, which includes audited financial statements for the year ended March 31, 2008, and amendment on Form 10-K/A accompanies this Proxy Statement. The approximate date on which the Proxy Statement and the accompanying proxy are first being sent to stockholders is August 26, 2008.

The following information regarding the meeting and the voting process is presented in a question and answer format.

INTRODUCTION

AeroGrow International Inc. (“AeroGrow”) was formed as a Nevada corporation on March 25, 2002. Wentworth I, Inc., a corporation (“Wentworth”) organized under the laws of the State of Delaware on March 6, 2001, entered into an Agreement and Plan of Merger with us (the “Merger Agreement”) on January 12, 2006, which merger was consummated on February 24, 2006. Under the Merger Agreement, Wentworth merged with and into AeroGrow, and AeroGrow was the surviving corporation (the “Merger”).  Our certificate of incorporation and by-laws prior to the Merger are now those of the surviving company, and the surviving company is governed by the corporate law of the State of Nevada.

In June 2006, AeroGrow was approved for listing on the NASDAQ Capital Market under the symbol “AERO,” and trading began on June 13, 2006. AeroGrow is subject to the rules of the NASDAQ Capital Market, including those pertaining to the independence of directors.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on August 20, 2008, you owned shares of AeroGrow’s common stock.  This proxy statement describes the matters that will be presented for consideration by the stockholders at the Annual Meeting.  It also gives you information about these matters to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting.  The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting.  Even if you plan to attend the meeting, you should complete, sign, and return your proxy card in advance of the meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

           You are being asked to vote on three issues:

•	The election of six directors of AeroGrow for a term of one year expiring in 2009 or until their successors have been duly elected and qualified;

•
The approval of an amendment to our 2005 Equity Compensation Plan to authorize the issuance of an additional 2,000,000 shares under the Plan, and ratify grants totaling 832,377 of those shares that have been granted in advance of such approval; and

•	To ratify the selection of Gordon, Hughes and Banks, LLP as our independent auditors for the fiscal year ending March 31, 2009.

If I am the record holder of my shares, how do I vote?

You may vote either by mail or in person at the meeting.  To vote by mail, complete and sign the enclosed proxy card and mail it pursuant to the instructions on the proxy card.  If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

If you sign and return your proxy card but do not mark the form to provide voting instructions, the shares represented by your proxy card will be voted “for” all proposals named in this Proxy Statement and by the appointed proxies in accordance with his or her judgment on any other matter brought before the meeting.

If you want to vote in person, please come to the meeting.  We will distribute written ballots to anyone who wants to vote at the meeting.  Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.  Please note that if your shares are held in the name of your broker (or in what is usually referred to as “street name”), you will need to arrange to obtain a “legal proxy” from your broker in order to vote in person at the meeting.

If I hold shares in the name of a broker or fiduciary, who votes my shares?

If you received this proxy statement from your broker or a trustee or other fiduciary who may hold your shares, your broker or fiduciary should have given you instructions for directing how they should vote your shares.  It will then be their responsibility to vote your shares for you in the manner you direct.  As discussed above, if you want to vote in person at the meeting, you will need to arrange to obtain a “legal proxy” from your broker or fiduciary in order to vote in person at the meeting.

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors, but cannot vote on non-routine matters, such as an amendment to the Articles of Incorporation or the adoption or amendment of a stock option plan, unless they have received voting instructions from the person for whom they are holding shares.  If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy form to us, indicating that he or she does not have the authority to vote on these matters.  This is generally referred to as a “broker non-vote” and will affect the outcome of the voting as described below, under “How many votes are needed for approval of each proposal?”  Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting.  You should do this by carefully following the instructions your broker gives you concerning its procedures.  This ensures that your shares will be voted at the meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers.  Please sign and return ALL proxy cards to ensure that all your shares are voted.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting.  You may do this by:

•	signing another proxy with a later date and returning that proxy to:

Corporate Stock Transfer/AeroGrow
Attn:  Rhonda Singleton
3200 Cherry Creek Drive
Suite 4300
Denver, CO 80209

Or fax to Attention Rhonda Singleton at 303-282-5800

•	sending notice to us that you are revoking your proxy; or

•	voting in person at the meeting (attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy).

If you hold your shares in the name of a broker or fiduciary and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many votes do we need to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the stockholder either:

•	is present in person at the meeting; or

•	has properly submitted a signed proxy card or other proxy.

On August 20, 2008, the record date, there were 12,115,992 shares of common stock issued and outstanding.  Therefore, at least 6,057,997 shares need to be present at the annual meeting.

What happens if a nominee for director is unable to stand for re-election?

The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than six nominees. The Board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

You may vote “for” or “withhold authority to vote for” each nominee for director.  You may vote “for,” “against” or “abstain” on any other proposal that may properly be brought before the meeting.  Abstentions will be considered in determining the presence of a quorum but will not affect the vote required for election of directors.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

The directors are elected by a plurality vote and the six individuals receiving the highest number of votes cast “for” their election will be elected as directors of AeroGrow.  Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter.  Therefore, a broker non-vote has no effect on the election of directors.  Other issues are determined by a majority of votes cast.

Where do I find the voting results of the meeting?

We will announce voting results at the meeting.  The voting results will also be disclosed in our Quarterly Report on Form 10-Q for the period ended September 30, 2008.

May I propose actions for consideration at next year’s meeting of stockholders?

Yes. For your proposal to be considered for inclusion in our proxy statement for next year’s meeting, we must receive your written proposal no later than April 29, 2009. If we change the date of next year’s meeting by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. You should also be aware that your proposal must comply with SEC regulations regarding stockholder proposals.

For you to raise a proposal (including a director nomination) from the floor at next year’s meeting, we must receive a written notice of the proposal no later than July 3, 2009, and it must contain the additional information required by our Amended Bylaws. If we change the date of next year’s meeting by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to send our proxy materials.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies.  In addition to solicitations by mail, officers, directors, or employees of AeroGrow or its subsidiaries may solicit proxies in person or by telephone.  These persons will not receive any special or additional compensation for soliciting proxies.  We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The six nominees named below have been nominated by the Nominating and Corporate Governance Committee of the Board for election as directors for a term of one year or until their successors have been duly elected and qualified.

It is intended that the proxies received in response to this solicitation will be voted for the election of the six persons so nominated, unless otherwise specified.  If, for any reason, any nominee becomes unavailable for election or declines to serve, persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board.  No circumstances are presently known which would render a nominee named herein unavailable.

Set forth below is certain biographical information concerning each nominee for director, including principal occupation and age as of August 20, 2008, the record date for the Annual Meeting.  Unless otherwise noted, nominees for director have been employed in their principal occupation with the same organization for at least the last five years.

The Board of Directors recommends a vote FOR each of the nominees.

NOMINEES

Name (Age)	Director since (1)	Position with AeroGrow and Principal Occupation for the last five years
Jack. J. Walker (Age 74)	2006
Jack J. Walker has been a director since the February 23, 2006 annual meeting of shareholders, and became Chairman as of July 23, 2008.  He has served as president of English & Continental Properties, Inc., a real estate investment and development company, since 1980.  From 1976 to 1985, Mr. Walker was president of March Trade & Finance, Inc., a private investment company.  From 1974 to 1976, Mr. Walker was the controlling shareholder of Charles Spreckly Industries, Town & Commercial Properties, and Associated Development Holdings.  In 1961 he founded English & Continental Property Company, and served as joint Managing Director of this commercial development company until 1976.  Mr. Walker began his career in 1957 as a lawyer in London, England, specializing in real estate, financing, international tax, and corporate affairs.  Mr. Walker served as a director of Megafoods Stores Inc. from 1984 to 1993.  From 1975 through the present, he has served as a venture capital consultant to companies on financial and pre-IPO strategies.  In addition, Mr. Walker created the Walker Foundation for Charitable Activities, and has served as a director of various professional, civic, and charitable organizations.

Jervis B. Perkins (Age 53)	2008
Jervis B. Perkins has been Chief Executive Officer and a director of AeroGrow since March 2008, and President and Chief Operating Officer since November 2007.  From January 2003 to May 2006, Mr.  Perkins served as President and Chief Operating Officer of Johnson Outdoors, Inc., a publicly-traded global manufacturer of outdoor recreation products with revenue of approximately $400 million per year.  At Johnson Outdoors, Mr.  Perkins was directly responsible for all aspects of sales, marketing, product development, manufacturing, and distribution.  From 1995 to 2003, Mr. Perkins served as Executive Vice President and General Manager at Brunswick Corporation, a leading consumer brands company.  Prior to Brunswick, Mr. Perkins worked at Quaker Oats for 17 years, serving in a variety of general management and senior marketing roles.

Linda Graebner (Age 58)	2008
Linda Graebner, has been a director since July 2, 2008. From June 1993 to January 2007, Ms. Graebner served as President and CEO of Tilia Inc., a leading manufacturer of premier lines of small electric kitchen appliances (FoodSaver ® and VillaWare ® brands) with annual revenues in excess of $200 million. She managed the sale of this privately held company to Jarden Corporation in 2002. Ms. Graebner has served on multiple boards, including Bradshaw International Inc., Wine.com, Inc., the Association of Corporate Growth, and Pacific Community Ventures, and as Chairman of the International Housewares Association.

Peter A. Michel (Age 65)	2008
Peter A. Michel has been a director since July 2, 2008.  Since 2006, Mr. Michel has been employed as President and CEO of iSECUREtrac Corporation, a leading provider of electronic monitoring systems.  From 2005 to 2006, he was an operations team member of Cerberus Capital Management, L.P., where he provided operations turnaround/enhancement advice and services and served as fulltime interim CEO when required for portfolio companies of this private investment firm.  Mr. Michel was previously President and CEO of General Fiber Communications, Inc. on an interim basis from May 23, 2005 to July 8, 2005.  The Company filed for Chapter 7 Bankruptcy on July 8, 2005. From 2003 to 2004 he served as President and CEO of NEP Broadcasting, L.L.C. where he led the sale of the business to private equity investors.  He has led four companies as CEO, including Brink's Home Security, a $258 million leader in high-tech home protection services supporting over 700,000 households in more than 100 markets and 42 states.  Mr. Michel is currently on the board of iSECUREtrac Corporation, ISEC.OB.

Suresh Kumar (Age 53)	2008
Suresh Kumar has been a director since July 2, 2008.  Mr. Kumar has been the President and Managing Partner of KaiZen Innovation, LLC, a management advisory firm that specializes in installing global marketing processes and programs, since January of 2004.  From 2006 to 2007, he was special advisor to the Clinton Foundation working closely with the principals and governments to establish private-public partnerships that stimulate international economic development.  From 1999 to 2003, Mr. Kumar served as head of Worldwide Consumer Pharmaceuticals for Johnson & Johnson, where he was responsible for all aspects of a $580 million (revenue) consumer medicines business in Asia, Latin America, and Europe.  From 1993 to 1999, Mr. Kumar served as the Marketing Director, Consumer Healthcare, then Vice President, Consumer Products, Latin America & Asia, for Warner Lambert, USA.

Michael D. Dingman, Jr. (Age 54)	2006
Michael D.  Dingman, Jr. has been a director since July 2, 2008.  Mr. Dingman has served as Chief Investment Administration Officer for Spencer Trask & Co, a venture capital firm based in New York City, since April 24, 2008, where he is responsible for restructurings, recapitalizations, and the development and implementation of strategies to enhance the value and liquidity of individual portfolio companies.  From June 2006 to July 2007, Mr. Dingman was chief financial officer of Local Matters, Inc., a pre-IPO software and media services company supporting yellow pages and delivery assistance providers, where he was responsible for the financial and capital markets strategies, budgeting, and forecasting.  From September 2000 until April 2006, Mr. Dingman served as the chief financial officer of Intrado Inc., a provider of 911 information services and systems to telecommunications companies, where he was responsible for budgeting, forecasting, investor relations, capital market and financial strategy development and all aspects of the accounting/financial reporting functions.  Prior to joining Intrado, from March 1999 to August 2000, Mr. Dingman was the chief financial officer and treasurer of Internet Commerce and Communication (formerly RMI NET, Inc.).  Mr. Dingman's prior work experience includes five years of banking in merger and acquisitions with Lazard Freres in New York during the late 1980s, three years as an independent consultant specializing in debt restructuring and workouts during the early 1990s, and five years as an investment advisor specializing in corporate retirement plans and high-net-worth accounts.

BOARD OF DIRECTORS

Currently, there are six directors serving on our Board of Directors. There are no arrangements or understandings between any of the directors or any other person pursuant to which any of AeroGrow’s directors or the nominees for the Board have been selected for their respective positions.

Generally, the Board oversees our business and monitors performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of AeroGrow, which is monitored by our executive officers and management.  Our directors fulfill their duties and responsibilities by attending regular meetings of the full Board, which are held on a quarterly basis, and special meetings held from time to time and through committee membership, which is discussed below.  Our directors also discuss business and other matters with our key executives and our principal external advisers (legal counsel, auditors, and other consultants).

A majority of our directors are considered independent as defined by NASDAQ. Generally, the Board undertakes an annual review of director independence.  This process consists of an oral question and answer session at a board meeting at which all directors hear the responses of each director and have an opportunity to evaluate the facts presented.  This independence review is further supplemented by an annual questionnaire that directors are required to complete that contains a number of questions designed to ascertain the facts necessary to determine independence, as well as facts regarding any related party transactions.

Because Mr. Walker or his affiliates received fees subsequent to the fiscal year end from AeroGrow for services other than as a member of the Board, he is not now considered independent under the rules established by NASDAQ. During Fiscal 2008 Mr. Walker was considered an independent director. Because of his current or past positions as an executive officer of AeroGrow, Mr. Perkins is not considered “independent” under the rules established by NASDAQ.

During Fiscal 2008, the Board held three meetings. All directors attended 100% of the meetings of the Board and the committees on which they served during 2008, except Kenneth C. Leung, a former director, who missed one meeting while out of the country. AeroGrow’s independent directors met three times in executive session in 2008 and will meet a minimum of three times in executive session in Fiscal 2009.  AeroGrow’s policy with respect to director attendance is that each director attend the Board meetings and the Annual Meeting of Stockholders.  It is each director’s intention, at this time, to attend the 2008 Annual Meeting.

Any stockholder who wishes to contact the full Board or any individual director may do so (1) in writing, in care of AeroGrow International, Inc., 6075 Longbow Drive, Suite 200, Boulder Colorado 80301 or (2) electronically, through the hyperlink available at our website at www.aerogrow.com/investor.

Communications to the full Board should be directed to the attention of our corporate Secretary, Richard A. Kranitz, while communications to the independent directors should be directed to Mr. Michel.

We have established two standing committees so that some matters can be addressed in more depth than may be possible in a full board meeting: an Audit Committee and a Governance, Compensation and Nominating Committee. These two committees each operate under a written charter. The board has affirmatively determined that Mr. Dingman, who was elected by the board and appointed Chairman of the Audit Committee on July 2, 2008 and  Mr. Michel, who was elected by the board and appointed Chairman of the Governance, Compensation and Nominating Committee on July 23, 2008 are independent as defined by applicable securities law and NASDAQ corporate governance guidelines. Following is a description of both of these committees.

          Governance, Compensation and Nominating Committee.   The current members of the Governance, Compensation and Nominating committee are Mr. Michel (chairman), Mr. Kumar, and Ms. Graebner.  The Board has affirmatively determined that each of these persons is an independent director as defined by applicable securities law and NASDAQ corporate governance guidelines. The members were elected to the committee, and the chairman was appointed, by the Board.

The primary purpose of the Governance, Compensation and Nominating Committee, as defined by its charter, provides that the committee shall:

•	recommend to the Board the corporate governance guidelines to be followed;

•	review and recommend the nomination of Board members;

•	set the compensation for the chief executive officer and other officers; and

•	administer the equity-based performance compensation plans of AeroGrow.

During Fiscal 2008 the Governance, Compensation and Nominating Committee met three times.  Each member attended all of the meetings held by the Committee during the period that he or she served as a director of AeroGrow, except Kenneth C. Leung, a former director, who missed one meeting while out of the country.

The Governance, Compensation and Nominating Committee has a Charter which may be viewed at http://www.aerogrow.com/investors at “Committees.” The Committee does not yet have policy regarding the submission by shareholders of nominations for the Board of Directors, but intends to adopt one prior to the 2009 annual shareholder meeting. In evaluating candidates for the Board of Director, the Committee has considered the past business and educational background of candidates, including experience as executive officers in rapidly growing, publicly registered consumer product companies who market their products through retail outlets, by direct marketing or both. The Committee attempts to locate persons who collectively demonstrate experience in marketing, finance, production, and general management skills. The Committee may employ a variety of methods to locate suitable candidates, including industry contacts, recommendations by investors (which must be received at least 120 days before the annual meeting), use of professional search firms or other methods. Each director nominee named in this Proxy was recommended by former Board Chairman, Michael Bissonnette and the President, Jervis B. Perkins, and was interviewed by each of the non-management directors on the Governance, Compensation and Nominating Committee at that time.

Audit Committee.   The current members of our Audit Committee are Mr. Dingman (chairman), Mr. Kumar, and Mr. Michel.  The members were elected to the committee, and the chairman was appointed, by the Board.  Mr. Dingman is considered a financial expert and Messrs Kumar and Michel are considered financially literate under the rules of the SEC for audit committee members.  The Board has affirmatively determined that each of these persons is an independent director as defined by applicable securities law and NASDAQ corporate governance guidelines.

The primary purpose of the Audit Committee, as defined in its charter, provides that the committee shall:

•	oversee the accounting and financial reporting processes and audits of the financial statements;

•
assist the Board with oversight of the integrity of our financial statements, the Company’s compliance with legal and regulatory requirements, its independent auditors’ qualifications, and independence and the performance of the independent auditors; and

•	provide the Board with the results of its monitoring.

A copy of the Audit Committee’s charter is available in the “Investor” section of our website at www.aerogrow.com.

During Fiscal 2008 the Audit Committee met four times.  Each member attended all of the meetings held by the Committee during the period that he or she served as a director of AeroGrow, except Kenneth C. Leung, a former director, who missed one meeting while out of the country.

Policy on Accounting Matters; Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The primary purpose of the Audit Committee is to assist the Board in monitoring (i) the integrity of our financial statements and disclosures, including oversight of the accounting and financial reporting processes and the audits of our financial statements, (ii) compliance with our legal, ethical, and regulatory requirements, and (iii) the independence and performance of our independent registered public accounting firm.

The Audit Committee policy is to pre-approve all audit and non-audit services, other than de minimis non-audit services, provided by the independent registered public accounting firm.  These services may include, among others, audit services, audit-related services, tax services, and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular services or categories of services and is generally subject to a specific budget.  The independent registered public accounting firm and management are required to periodically report to the full Board regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

The Audit Committee considers the provision of non-audit services by our independent registered public accounting firm compatible with its independence.  The Audit Committee will continue to approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

            In 2008, the Audit Committee pre-approved audit services which consisted of professional services rendered for the audit of our financial statements, review of financial statements included in our quarterly reports on Form10-Q and services normally provided by the independent auditor in connection with statutory and regulatory filings. Pre-approved tax services were related to the preparation of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning, and tax advice.

The Audit Committee has selected Gordon, Hughes & Banks, LLP to continue to serve as our independent auditor for the fiscal year ending March 31, 2009. A representative of Gordon, Hughes & Banks, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

DIRECTOR COMPENSATION
Current and Historical Compensation Program

Commencing July 2008, director compensation is $5,000 per year for general service, plus $1,000 for each Board meeting attended; reimbursement of travel expenses and an annual grant of 18,000 options to purchase our common stock, exercisable in whole or in part within five years from the date of grant at an exercise price equal to the market closing price on the day of grant.  The compensation for the Chairman is $10,000 per year for general service, plus $2,000 for each Board meeting attended; reimbursement of travel expenses and an annual grant of 36,000 options to purchase our common stock exercisable in whole or in part within five years from the date of grant at an exercise price equal to the market closing price on the date of grant.  The Chairman of the Audit Committee receives an additional $5,000 per year in compensation. Each member of the Audit Committee receives an option to purchase 3,000 shares of common stock for membership on the committee and each member of the Governance, Compensation and Nominating Committee receives an option to purchase 2,000 shares of common stock for membership on that committee.  Director options vest pro rata monthly (one-twelfth per month) on the last day of each month throughout the term of service.  If a director is unable to finish his or her term of service by reason of death or disability, the director options vest immediately.  The Company maintains $10 million of director and officer insurance, and has entered into an agreement indemnifying each director against liabilities under certain circumstances.

In 2004 and 2005 each non-employee director received 2,000 shares of common stock for his service as director. Outside directors were compensated $500 for attending meetings and reimbursed for out-of-pocket expenses for attending meetings. On March 28, 2006, we granted to each of our four outside directors 2,500 shares of our common stock at a value of $5.00 per share for a total of $12,500 for each director, or an aggregate total of $50,000, and 10,000 fully-vested five-year options to purchase our common stock at an exercise price of $5.00 per share for services for Fiscal 2007. In addition, Mr. Walker, and former directors Wayne Harding and Kenneth C. Leung received grants of 1,250 shares for service on the Audit Committee and 750 shares for service on the Governance, Compensation and Nominating Committee. On March 22, 2007, we granted to three of our four outside directors, current Chairman Walker, and former directors Mr. Leung and Mr. Kranitz, 2,500 shares of our common stock at a market value of $5.90 per share for a total of $14,750 for each director, or an aggregate total of $59,000, and 10,000 fully vested five-year options to purchase our common stock at an exercise price of $5.90 per share, the price per share equal to the fair market value of the common stock on the date of the option grant, for services on the Board for the calendar year ending December 31, 2007. In addition, on March 22, 2007, Chairman Walker and former director Mr. Leung received grants of 1,250 shares for service on the Audit Committee and 750 shares for service on the Governance, Compensation and Nominating Committee. Also, Mr. Harding, the previous Chairman of the Audit and Governance Committees, received a grant on March 22, 2007 for services rendered of 3,500 shares of our common stock at a market value of $5.90 per share for a total of $20,650 and 5,000 fully vested five-year options to purchase our common stock at an exercise price of $5.90 per share, the price per share equal to the fair market value of the common stock on the date of the option grant.

          The following table sets forth information regarding all forms of compensation received by persons who served as directors of the Company during Fiscal 2008:

Director Compensation

Name	Directors Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation		Total
W. Michael Bissonnette, Chairman and Director	$--	$--	$--	$--		$--
Jervis B. Perkins, Director	$--	$--	$--	$--		$--
Dennis A. Channer, Director	$1,500	$--	$--	$--		$1,500
Richard A. Kranitz, Director	$1,500	$--	$--	$24,000	(1)	$25,500
Kenneth C. Leung, Director	$1,000	$--	$--	$--		$1,000
Jack J. Walker, Director	$1,500	$--	$--	$20,000	(2)	$21,500

(1)	Represents fees for legal services paid to Kranitz and Philip, a law firm of which Mr. Kranitz is a partner.

(2)	Represents consulting fees paid to Mr. Walker.

           Following is a report of the Audit Committee as it was constituted during Fiscal 2008.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board, the Audit Committee of the Board assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of AeroGrow. During 2008, the Committee met three times and also reviewed and discussed the interim financial information contained in each quarterly earnings announcement with management and the independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process for the fiscal year ending March 31, 2009, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and AeroGrow that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.  The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of AeroGrow’s internal controls and internal audit function’s organization, responsibilities, budget, and staffing. The Committee reviewed with both the independent and internal auditors their audit plans, scope, and identification of audit risk areas.

The Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of AeroGrow as of and for the year ended March 31, 2008, with management and the independent auditors.  Management has the responsibility for the preparation of AeroGrow’s financial statements and the independent auditors have the responsibility for the audit of those statements.

Based upon the above-mentioned review and discussions with management and the independent auditors, the members of the Committee as of May 28, 2008, recommended to the Board that AeroGrow’s audited financial statements be included in its Annual Report on Form 10-K for the year ended March 31, 2008, for filing with the Securities and Exchange Commission.

Audit Committee (as of May 28, 2008)
Dennis Channer (Chairman)
Jack J. Walker
Kenneth Leung

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on July 24, 2008 by:

• each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock;

• each of our Named Executive Officers for whom disclosure is provided in “Executive Compensation,” and each of our directors; and

• all Named Executive Officers and directors as a group.

              In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.  To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares except as otherwise noted.  The table assumes a total of 12,115,992 shares of common stock outstanding.

Name of Beneficial Owner (1)	Amount of Beneficial Ownership	Percent Beneficial Ownership
Enable Capital Management LLC and affiliated holders (2)	1,293,055	9.99%
W. Michael Bissonnette	956,297	7.90%
Eliot Rose Asset Management LLC (3)	605,689	5.00%
Jack J. Walker (4), (9)	270,408	2.22%
Randal L. Seffren (5)	215,320	1.76%
Jeffrey M. Brainard (6)	143,331	1.17%
Richard A. Kranitz (7)	84,496	0.70%
Jervis B. Perkins (8), (9)	38,834	0.32%
Michael D. Dingman, Jr. (9)	--	--%
Linda Graebner (9)	--	--%
Suresh Kumar (9)	--	--%
Peter A. Michel (9)	--	--%

All AeroGrow Named Executive Officers and Directors as a Group (8 Persons)	667,893	5.35%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, which include holding voting and investment power with respect to the securities.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.

(2)
As of December 31, 2007, based on information provided in Schedule 13G/As filed February 20, 2008.  According to these filings, Enable Capital Management, LLC ("ECM") is the beneficial owner of 465,545 shares of our common stock and warrants to purchase up to 840,000 shares of our common stock (the "Warrants").  The exercise of the Warrants is subject to restrictions (the "Warrant Restrictions") that limit exercise to the number of Warrants that, after giving effect to such exercise, would not cause the holder of the Warrants to beneficially own in excess of 9.99% of the total number of issued and outstanding shares of our common stock (including for such purposes the shares of our common stock issued upon such exercise). Assuming 12,115,995 shares of common stock outstanding, the Warrant Restrictions limit the number of Warrants that may be exercised to 827,510.  ECM is located at One Ferry Building, Suite 255, San Francisco, CA 94111.  Mr. Mitchell S. Levine is the managing member and majority owner of ECM.  Mr. Levine’s address is One Ferry Building, Suite 255, San Francisco, CA 94111.  ECM acts as the general partner and/or investment manager of Enable Growth Partners, L.P.  Enable Growth Partners L.P. is located at One Ferry Building, Suite 255, San Francisco, CA 94111.

(3)
As of December 31, 2007, based on information provided in a Schedule 13G/A filed January 25, 2008.  According to this filing, Eliot Rose Asset Management LLC holds 605,689 shares of our common stock.  Eliot Rose Asset Management LLC’s address is 10 Weybosset Street, Suite 401, Providence, RI 02903.

(4)
Includes 76,122 shares held of record by March Trade & Finance, Inc. of which Mr.  Walker is a controlling person, and 34,286 shares issued under a convertible note in principal amount of $120,000 that was converted on March 28, 2007 and 24,000 shares underlying immediately exercisable warrants at $5.00 per share and 24,000 shares underlying warrants issuable and exercisable upon conversion of the note at $6.00 per share.  March Trade & Finance, Inc.  holds 42,000 of these shares on behalf of an unrelated third party.  Also includes 12,000 shares underlying immediately exercisable warrants at $6.25 per share, 10,000 fully-vested five-year options to purchase our common stock at an exercise price of $5.00 per share and 2,500 shares of common stock valued at $5.00 per share granted as of March 28, 2006 and 2,000 shares of common stock valued at $5.00 per share granted for services on the audit and compensation committees.  Also includes 10,000 fully vested five-year options to purchase our common stock at an exercise price of $5.90 per share and 4,500 shares of common stock valued at $5.90 per share granted as of March 22, 2007. Mr. Walker was also granted 4,500 shares of common stock valued at $2.07 per share on July 1, 2008.

(5)	Includes fully-vested options granted on March 28, 2006, to purchase 125,000 shares of our common stock at an exercise price of $5.00 per share.

(6)
Includes fully-vested options granted on March 28, 2006, to purchase 125,000 shares of our common stock at an exercise price of $5.00 per share and options granted on December 14, 2006 to purchase 2,331 shares of our common stock at an exercise price of $5.00 per share.

(7)
Mr. Kranitz is the Company’s non-employee Corporate Secretary.  He is a former director.  Includes 46,546 shares owned by Cedar Creek Ventures, LLC, of which Mr. Kranitz is a 50% owner and managing member.  Also includes 10,000 fully vested five-year options to purchase our common stock at an exercise price of $5.00 per share and 2,500 shares of common stock valued at $5.00 per share granted as of March 28, 2006, 10,000 fully-vested five-year options to purchase our common stock at an exercise price of $5.90 per share, 2,500 shares of common stock valued at $5.90 per share granted as of March 22, 2007, and warrants to purchase 4,000 shares of common stock at an exercise price of $2.07 per share issued on July 1, 2008.

(8)	Includes 33,334 fully-vested five year options to purchase our common stock at an exercise price of $5.85 per share granted as of February 1, 2008.

(9)
Does not include options that have been granted, but are subject to shareholder approval at the next annual shareholders’ meeting: 216,666 options to Mr. Perkins, 36,000 options to Mr. Walker, 21,000 options to Mr. Dingman, 20,000 options to Ms. Graebner, 23,000 options to Mr. Kumar, and 23,000 options to Mr. Michel.

SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock (herein collectively, our “Section 16 insiders”) to file certain forms reporting their ownership and changes in ownership of our stock with the SEC and the NASDAQ Capital Market, and to furnish us with copies of these filings.

Based solely on our review of the copies of such forms that we received and written representations from our Section 16 insiders, we believe that all of our Section 16 insiders complied with their Section 16(a) reporting obligations for Fiscal 2008 with a few exceptions.  Dennis A. Channer became a director on April 16, 2007 and filed his Form 3 late on May 9, 2007.  Jack J. Walker filed an amended Form 3 on June 28, 2007 to correct an error in the number of shares reported on his Form 3 filed on March 6, 2006.  Mr. Walker filed an amended Form 4 on June 28, 2007 to correct an error in the Form 4 filed on July 7, 2006 relating to the number of common stock and warrants purchased in conjunction with the Company’s 2006 Offering (as defined in the Company’s Original Annual Report).

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The Governance, Compensation and Nominating Committee, of our Board is responsible for guiding and overseeing the formulation and application of the compensation and benefit programs for our executive officers.  The Committee acts pursuant to a charter that has been approved by our Board.  None of our executive officers are members of the Governance, Compensation and Nominating Committee.

The Governance, Compensation and Nominating Committee believes that the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term, and strategic goals by AeroGrow, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of increasing stockholder value.  The Governance, Compensation and Nominating Committee evaluates both performance and compensation to ensure that AeroGrow maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies.  Accordingly, the Governance, Compensation and Nominating Committee believes executive compensation packages provided by AeroGrow to its executives, including the executive officers, should include salary compensation, annual cash incentives based on fundamental measures of financial performance, and longer-term stock-based compensation.

Compensation Objectives

The Governance, Compensation and Nominating Committee has worked with AeroGrow’s management to design compensation programs that encourage high performance, promote accountability and assure that employee interests are aligned with the interests of AeroGrow’s stockholders.  The primary objectives of our executive compensation policies are to:

•
attract, retain, and motivate highly qualified executives utilizing a mix of compensation opportunities that include fixed short-term as well as performance-related medium and long-term incentives tied to measurable results;

•	reward executives based upon our financial performance at levels competitive with peer companies;
•
ensure that the compensation amounts do not exceed what the company can reasonably afford by regularly measuring total compensation for all employees against a variety of financial metrics, including net income; and

•	align a significant portion of the executives’ compensation with AeroGrow’s performance and stockholder value, by using performance-based executive bonuses and long-term equity incentives.

We compensate our executives through a mix of base salary, bonus, and equity compensation designed to be competitive with comparable employers and to align management’s incentives with the long-term interests of our stockholders.

Competitive Benchmarking

In making compensation decisions, the Governance, Compensation and Nominating Committee, may compare certain elements of total compensation against other comparable publicly-traded and privately-held companies that compete in our markets (“Compensation Peers”).  The Compensation Peers consist of companies which the Governance, Compensation and Nominating Committee believes to be comparable in terms of size and market composition (primarily in AeroGrow’s market area), and in certain instances, which compete for talent and for stockholder investment.  The Compensation Peers are not utilized by the Governance, Compensation and Nominating Committee strictly as a formal peer group, but are instead used as a reference source, from time to time, as to certain specific compensation issues, such as the extent of usage of stock options as a compensation component.

A significant percentage of total compensation is allocated to incentive compensation as a result of the philosophy mentioned above.  There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.  Rather, the Governance, Compensation and Nominating Committee reviews information such as that referenced above with respect to the Compensation Peers to determine the appropriate level and mix of incentive compensation.  Income from such incentive compensation is realized as a result of the performance of AeroGrow or the individual, depending on the type of award.

Compensation Process

The Governance, Compensation and Nominating Committee reviews the benchmarking and performance results presented by management in determining the appropriate aggregate and individual compensation levels for the performance year.  In conducting its review, the Governance, Compensation and Nominating Committee considers quantitative performance results, the overall need of the organization to attract, retain and motivate the executive team, and the total cost of compensation programs.

Generally, base salaries and annual incentive awards will be reviewed at the end of each fiscal year with changes made to the base salaries effective April 1 of the following fiscal year.

Stock options and other stock grants are reviewed and approved at meetings of the Governance, Compensation and Nominating Committee and the full Board.  By establishing the meeting schedule and agenda for these grants in advance, AeroGrow diminishes any opportunity for manipulation of exercise prices on option grants to the extent any recipients are in possession of non-public information at the time of the meetings.  Approval of grants for any newly-hired or promoted executives during the course of the year generally occurs at the Governance, Compensation and Nominating Committee’s meeting immediately following the hiring or promotion.

Role of Executive Officers in Compensation Decisions

The Governance, Compensation and Nominating Committee makes all compensation decisions for the executive officers and approves recommendations regarding equity awards to all elected officers of AeroGrow.  The Chief Executive Officer annually reviews the performance of each Named Executive Officer (other than the Chief Executive Officer, whose performance is reviewed by the Governance, Compensation and Nominating Committee).  “Named Executive Officers” are the Company’s (i) Chief Executive Officer and (ii) other two most highly compensated executive officers based on SEC regulations. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Governance, Compensation and Nominating Committee.  The Governance, Compensation and Nominating Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.  The committee has the authority to form and delegate responsibilities to subcommittees as appropriate.

Components of Total Compensation

For Fiscal 2008, the principal components of compensation for executive officers were:

•	base salary;
•	annual incentive compensation;
•	stock options; and
•	benefits and other perquisites.

Each component is designed to achieve a specific purpose and to contribute to a total package that is competitive, appropriately performance-based, and valued by AeroGrow’s executives.

Base Salaries

AeroGrow provides executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Base salary ranges for executive officers are determined for each executive based on his or her position and responsibility.  During its review of base salaries for executives, the Governance, Compensation and Nominating Committee primarily considers:

•	individual scope of responsibility;
•	years of experience;
•	market data, such as that obtained from a review of our Compensation Peers;
•	internal review of the executive’s compensation, both individually and relative to other officers; and
•	individual performance of the executive.

Salary levels are typically considered annually as part of AeroGrow’s performance review process as well as upon a promotion or other change in job responsibility.

Performance-Based Annual Incentive Compensation

Though markets dictate that base salaries must be competitive, AeroGrow is moving towards basing a greater proportion of its executive compensation on the achievement of measurable individual and company results through the award of annual incentive bonuses.  These bonuses are often tied to a percentage of the Company’s EBITDA as well as to other financial goals and metrics.   By increasing variable pay as a percentage of total compensation, AeroGrow can better align executive compensation with value delivered to its shareholders.  This limits fixed costs and also results in higher pay occurring only in years when merited by high performance.

Long Term Stock-based Compensation

This category of awards covers options granted to executives out of the Company’s 2005 Equity Compensation Program, and that vest over time, at different rates for different executives.  Because these awards vest over time and become more valuable to the recipient only as AeroGrow’s stock price increases, the Governance, Compensation and Nominating Committee believes these are a useful form of long-term incentive compensation, with the potential to directly align the interests of shareholders and management.

Securities Authorized for Issuance Under Equity Compensation Plans
2003 Stock Option Plan.   On January 3, 2003, our Board adopted a stock option plan (the “2003 Plan”) for key employees (including key employees who are directors), non-employee directors, consultants, and investors.  An aggregate of 400,000 shares of our common stock were available for grants under the 2003 Plan.  Upon shareholder approval on February 23, 2006, the 2003 Plan was merged into the 2005 Equity Compensation Plan (as defined below) and ceased to exist separately.  The 195,131 options still available for grants under the 2003 Plan as of that date were contributed to the 2005 Equity Compensation Plan  The options for the 204,869 shares originally issued under the 2003 Plan continue to be governed by their grant agreements but are administered under the 2005 Equity Compensation Plan.  All grants under the 2003 Plan were fully vested as of December 2005.

Administration.  The 2003 Plan was administered by our Governance, Compensation and Nominating Committee, and in the past was administered by the Board.  The plan provided that it could be administered by either the committee or Board, and in its administration, it could:

•	select participants;

•	determine the type and number of awards to be granted;

•	determine the exercise or purchase price, vesting periods and any performance goals;

•	determine and later amend the terms and conditions of any award;

•	interpret the rules relating to the plan; and

•	otherwise administer the plan.

 2005 Equity Compensation Plan.   In August 2005 we adopted the 2005 Equity Compensation Plan (the “2005 Plan”) to promote our interests and the interests of our shareholders by attracting, retaining, and motivating our key officers, employees, directors, and consultants.  The 2005 Plan was approved by our stockholders at the annual meeting of stockholders held on February 23, 2006.  A total of 1,505,000 shares of our common stock were originally available for grant under the 2005 Plan in the form of stock options or awards of shares of restricted stock, in addition to the available options remaining to be granted under the 2003 Plan.  In November 2007, our Board approved a resolution authorizing an additional 1 million shares for issuance under the 2005 Plan, subject to shareholder approval.  In July 2008, our Board revised this resolution to authorize a total of 2 million additional shares for issuance under the 2005 Plan, subject to shareholder approval.  Included in the options granted for Fiscal 2008 were 234,577 options above the current 1,505,000 shares eligible for issuance issued under the 2005 Plan.  These awards are subject to shareholder approval.  As of March 31, 2008, we had issued 1,561,034 options, net of expirations that have been added back to the plan, to purchase common stock at exercise prices ranging from $4.74 to $5.90 and 339,123 shares of common stock at valued at prices ranging from $5.00 to $5.90.  Between March 31, 2008 and July 24, 2008, we issued 594,300 options to purchase common stock at exercise prices ranging from $1.80 to $2.96 and no shares of common stock.  These options are also subject to shareholder approval at the next annual meeting.

Shares Available for Awards.  Shares subject to an award that is cancelled, expired, unexercised, forfeited, settled in cash, or otherwise terminated remain available for awards under the 2005 Plan.  Shares issued under the 2005 Plan may be either newly issued shares or shares which we have reacquired.  The 2005 Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986.  Under these limitations, no single participant may generally receive awards in any calendar year that represent more than $1 million.  The Governance, Compensation and Nominating Committee may adjust awards to prevent dilution or enlargement of benefits when certain events occur such as a stock dividend, reorganization, recapitalization, stock split, combination, merger, or consolidation.

Eligibility.   Our employees, directors, and consultants may be granted awards under the plan.  As of March 31, 2008, approximately 82 individuals were eligible to participate.

Administration.  The plan is administered by the Governance, Compensation and Nominating Committee.  Awards to directors serving on the Governance, Compensation and Nominating Committee are determined and administered by the full Board.  The Governance, Compensation and Nominating Committee may:

•	select participants;

•	determine the type and number of awards to be granted;

•	determine the exercise or purchase price, vesting periods and any performance goals;

•	determine and later amend the terms and conditions of any award;

•	interpret the rules relating to the plan; and

•	otherwise administer the plan.

Stock Options.  The Governance, Compensation and Nominating Committee may grant both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options.  The Governance, Compensation and Nominating Committee determines the terms and individual vesting schedules for each grant including the exercise price, which may not be less than the fair market value of a share of common stock on the date of the grant .

Restricted Shares.  The Governance, Compensation and Nominating Committee may grant restricted shares of common stock.  Restricted shares are shares of common stock with transfer restrictions.  These restrictions lapse on the basis of performance and/or continued employment as determined in advance by the committee.  They may be forfeited by participants as specified by the committee in the award agreement.  A participant who has received a grant of restricted shares will be eligible to receive dividends and have the right to vote those shares.  Restricted shares may not be transferred, encumbered or disposed of during the restricted period or until after the restrictive conditions are met.

Other Terms.   All outstanding awards vest, become exercisable or payable, and have all restrictions lifted upon a change in control of the Company.  The Board may amend or terminate the plan subject to applicable stockholder approval.  The Governance, Compensation and Nominating Committee may not amend the terms of previously granted options to reduce the exercise price or cancel options and grant substitute options with a lower exercise price than the cancelled options.  The Governance, Compensation and Nominating Committee also may not adversely affect the rights of any award holder without the award holder’s consent.

 During Fiscal 2008 we issued 277,911 options under the plan, 234,577 of which are subject to shareholder approval.  In addition to a total of 222,131 options granted during Fiscal 2007, we granted under the 2005 Plan a total of 98,194 shares of common stock at a value of $5.00 to $5.90 per share consisting of 5,000 shares issued to our former Chief Financial Officer, 5,000 shares issued to our Vice President of Engineering and Manufacturing, 18,044 shares issued to other employees, 49,150 shares granted to consultants for services, and 21,000 shares granted to directors for service on the  Audit Committee and on the Governance, Compensation and Nominating Committee.

Equity Compensation Plan Information
As of March 31, 2008

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	1,326,457	$4.73	-
Equity compensation plans not approved by security holders	234,577	$4.74	-
Total	1,561,034	$4.73	-

At March 31, 2008, we had granted options for 206,428 shares of our common stock that are unvested that will result in $463,903 of compensation expense in future periods if fully vested.

EXECUTIVE OFFICERS AND MANAGEMENT

Below you can find information, including biographical information, about our executive officers (other than Mr. Perkins, whose biographical information is included with those of our nominees for director under Proposal 1).

Name (Age)	Position with AeroGrow
H. MacGregor Clarke (Age 47)
H. MacGregor Clarke became Chief Financial Officer on May 23, 2008.  From 2007 to 2008, Mr. Clarke was president and chief executive officer, and from 2006 to 2007, chief financial officer, of Ankmar, LLC, a garage door manufacturer, distributor and installer.  From 2003 to 2006, Mr. Clarke was a senior investment banker with FMI Corporation, a management consulting and investment banking firm serving the building and construction industry.  At FMI Corporation, Mr. Clarke was responsible for delivering consulting and investment banking services to clients, and for marketing to prospective clients in the financial services industry.  From 1997 to 2002, Mr. Clarke served as an operating group chief financial officer, then vice president and general manager for Johns Manville Corporation, a subsidiary of Berkshire Hathaway Inc.  Mr. Clarke also served as vice president, corporate treasurer, and international division chief financial officer for The Coleman Company, Inc.  Prior to Coleman, Mr. Clarke was with PepsiCo, Inc. for over nine years and served in a range of financial roles, including director of corporate strategic planning, where he led strategy and planning related to the worldwide beverage sector.

Randal L. Seffren (Age 50)
Randal L. Seffren has been Chief Marketing Officer of AeroGrow since July 2006.  From April 2004 through July 2006, Mr. Seffren provided services as a marketing consultant to us through Prometheus Communications Group, a company of which he is the principal owner.  From 1999 to 2004, Mr. Seffren headed the marketing efforts for healthcare communications companies, including Orbis Broadcast Group and MedEd Architects.  From 1993 to 1999, he was executive vice president with Reebok Home Fitness/DP Fitness/Body By Jake Fitness/Kent & Spiegel Direct.  From 1989 to 1993, Mr. Seffren led the marketing, communications, and product development efforts as director of marketing communications with Life Fitness, a fitness equipment company.

Jeffrey M. Brainard (Age 54)
Jeffrey M. Brainard has been Vice President of Sales at AeroGrow since joining the Company in March 2006.  From 2003 to 2006, Mr. Brainard was vice president of sales and marketing for Tensor Lighting, a manufacturer and marketer of task and functional lighting.  From 2000 to 2002  he was senior vice president of sales for The Holmes Group, a manufacturer and marketer of kitchen appliances and seasonal appliances, including products under the brand names Holmes, Pollenex, Bionaire, Rival, and Family Care.  Previously, Mr. Brainard held various positions in sales and marketing with Brita Water Filters, a division of the Clorox Company, over an 11-year period.

Executive Compensation

Employment Contracts

We have entered into employment agreements with our Named Executive Officers, Jervis B. Perkins, Randal L. Seffren, and Jeffrey M. Brainard.

Jervis B.  Perkins

The employment agreement for Mr. Perkins, dated as of March 1, 2008 (the “Perkins Agreement”), provides that he will be employed as the Chief Executive Officer of the Company.  He must devote his entire business time to the affairs of the Company.  The initial term is one year and renewable for successive one year terms. Mr. Perkins is entitled to receive base compensation of $300,000 per year, and an annual bonus of not less than 2.0% of EBITDA.   Mr. Perkins may be eligible to receive an additional annual cash bonus based upon an increase in the stock price of the Company over the previous year (as calculated under the Agreement).  Under this provision, an increase of less than 33% will yield no bonus, an increase of 33% to 49% will yield a bonus of $50,000, an increase of 50% to 99% will yield a bonus of $100,000, and an increase of 100% or greater will yield a bonus of $200,000.   Mr. Perkins is entitled to reimbursement for car expenses at the rate of $1,000 per month.  The agreement also provides for medical, vacation and other benefits commensurate with the policies and programs adopted by us for our senior executives.  If the Company terminates the employment of Mr. Perkins without cause (as determined under the Perkins Agreement), then Mr. Perkins will be entitled to receive his base salary for 12 months following the date of termination, and a pro rated portion of his annual cash bonus.  During the first three months of the Perkins Agreement, the Company paid Mr. Perkins’s reasonably incurred commuting expenses from Chicago, Illinois to Boulder, Colorado, including airline travel, rental housing or hotel charges, and rental cars or car service.  Mr. Perkins was granted five-year options, subject to shareholder approval at the next annual meeting, to purchase 216,666 shares of the Company’s common stock on March 1, 2008, under the Company’s 2005 Equity Compensation Plan.  The exercise price is $4.74, the price of the Company’s common stock at market close on the day of the grant.  On March 1, 2008, 43,334 of the options vested.  One quarter of the remaining options will vest every six months thereafter, starting on September 1, 2008, and ending on March 1, 2010.  Under his previous employment agreement, dated November 12, 2007, Mr. Perkins was granted five-year options to purchase 33,334 shares of the Company’s common stock on February 1, 2008, under the Company’s 2005 Equity Compensation Plan.  The options have a $5.85 exercise price, which was the price of the Company’s common stock at market close on the day of grant, and were fully vested on the day of grant.  For Fiscal 2008, the Company paid Mr. Perkins $95,664 in cash compensation and $87,002 in equity compensation.

Randal L. Seffren

  The employment agreement for Mr. Seffren, dated as of July 24, 2006 (the “Seffren Agreement”), provides that he will be employed as Chief Marketing Officer of the Company. He must devote all of his business time to the affairs of the Company working half time from an office in Chicago, Illinois and the balance of his time traveling on Company business. The initial term is two years ending July 31, 2008, and renewable for successive one-year terms.  The Seffren Agreement has been renewed through July 31, 2009.  Mr. Seffren is entitled to receive base compensation of $200,000 per year and an annual bonus of not less than 1.5% of the EBITDA of the Company, as determined by our annual financial statements and pro rated for any portion of such annual period covered under the Seffren Agreement. The bonus is subject to adjustment so that it is no less favorable than that granted to other senior executives. The Seffren Agreement also provides for medical, vacation, and other benefits commensurate with the policies and programs as adopted by us for our senior executives. Further, the Seffren Agreement confirms the option grant awarded to Mr. Seffren as of March 28, 2006, consisting of an option to purchase 125,000 shares of our common stock under our 2005 Equity Compensation Plan at an exercise price of $5.00 per share, which were fully vested as of that grant date and are subject to other standard terms and conditions under the 2005 Equity Compensation Plan. Mr. Seffren has agreed to regular confidentiality and inventions assignment provisions and agreed not to compete with us during employment and for 24 months thereafter. If his employment is terminated, he will be entitled to receive severance pay equal to six months of his base salary as in effect immediately before his termination, the payment by the Company of medical benefits until the twelfth month following termination, and the pro rata portion of his bonus as of the nearest quarter end financial statements of the Company.  During Fiscal 2008, Mr. Seffren was paid $225,959 in cash compensation by the Company.

  Jeffrey M. Brainard

  The employment agreement for Mr. Brainard, dated as of March 31, 2006 (the “Brainard Agreement”), provides that he will be employed as the Vice President of Sales of the Company. He must devote his entire business time to the affairs of the Company, working from his home office in Lexington, Massachusetts. The initial term was two years and renewable for successive one year terms. Mr. Brainard is entitled to receive base compensation of $150,000 per year and an annual bonus in an amount not less than the greater of: (i) $50,000; (ii) 0.5 per cent of retail net sales, net of all customer deductions including but not limited to returns, allowances, bad debts and other deductions; or (iii) 1.5% of the EBITDA of the Company as determined by our annual financial statements and pro rated for any portion of such annual period covered under this agreement.  The bonus amount due for Fiscal 2007 was paid in installments in accordance with the terms of the Brainard Agreement.  The Brainard Agreement also provides for medical, vacation, and other benefits commensurate with the policies and programs adopted by us for our senior executives. Further, pursuant to the Brainard Agreement, Mr. Brainard was granted 125,000 options to purchase our common stock under our 2005 Plan at an exercise price of $5.00. The options will: (i) vest pursuant to a schedule that provides for vesting of at least of 33% of the amount of the grant at the date granted and 33% per each 12-month period from the date of grant; (ii) not expire in less than five years from the date of grant; and (iii) be subject to other standard terms and conditions under the 2005 Plan. Under the Brainard Agreement, Mr. Brainard was also entitled to grants of shares of our common stock equal in value to $25,000 semi-annually until such time as his salary reached a rate of $200,000 annually. The first 5,000 shares (valued at a price of $5.00 per share) were granted immediately upon Mr. Brainard’s joining AeroGrow, and 5,000 additional shares were granted six months thereafter. Effective March 31, 2007, Mr. Brainard’s salary was increased to $200,000 annually. Mr. Brainard has agreed to regular confidentiality and inventions assignment provisions and agreed not to compete with AeroGrow for a period equal to the term employed after the termination of employment. If Mr. Brainard is terminated without cause by us or Mr. Brainard terminates under certain circumstances constituting a breach of the agreement by us, Mr. Brainard shall be entitled to receive severance compensation equivalent to six months base salary and a pro rata bonus. In addition, if Mr. Brainard is terminated in the event of a change in control of AeroGrow, including a change in chief executive officer, Mr. Brainard shall be entitled to receive severance equal to his base salary for one year.  Mr. Brainard received $227,189 in cash compensation from the Company during Fiscal 2008.

Other Company officers who do not qualify as Named Executive Officers are employed on an “at will” basis subject to varying lengths of employment agreements and severance agreements.

GOVERNANCE, COMPENSATION AND NOMINATING COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of AeroGrow’s filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate other filings with the SEC, including this Proxy Statement, in whole or in part, the following Governance, Compensation and Nominating Committee Report shall not be deemed to be incorporated by reference into any such filings.

The Committee discharges the Board’s responsibilities relating to compensation of AeroGrow’s executive officers.  The Governance, Compensation and Nominating Committee approves and evaluates all compensation of executive officers, including salaries, bonuses, and compensation plans, policies and programs of AeroGrow.

The Compensation Discussion and Analysis portion of the Proxy Statement has been prepared by management of AeroGrow.  AeroGrow is responsible for the Compensation Discussion and Analysis and for the disclosure controls relating to executive compensation. The Compensation Discussion and Analysis is not a report or disclosure of the Governance, Compensation and Nominating Committee.

The Committee met with management of AeroGrow to review and discuss the Compensation Discussion and Analysis.  Based on the foregoing review and discussions, the Governance, Compensation and Nominating Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, and the Board approved that recommendation.

Governance, Compensation and
Nominating Committee (as of May 28, 2008)
Dennis Channer (Chairman)
Jack J. Walker
Kenneth Leung

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS

The following tables quantify and discuss the components of compensation for the Named Executive Officers. All tables should be read in conjunction with the Compensation Discussion and Analysis section above. The Summary Compensation Table should be read in conjunction with the footnotes and narrative that follow.

Summary Compensation Table

         The following table sets forth information regarding all forms of compensation received by the Named Executive Officers during Fiscal 2008 and the fiscal year ended March 31, 2007 (“Fiscal 2007”):

Name and Principal Position	Fiscal Year	Salary	Bonus			Stock Awards		Option Awards		All Other Compensation		Total
Jervis B. Perkins, CEO, President and Director (1)	2008	$94,447	$217	(2)		$--		$87,002	(3)	$--		$181,666
	2007	$--	$--			$--		$--		$--		$--
W. Michael Bissonnette, Former CEO, President, Chairman and Director (1)	2008	$225,000	$203	(2)		$--		$--		$14,599	(5)	$239,802
	2007	$225,000	$--			$--		$--		$23,063	(5)	$248,063
Randal L. Seffren, Chief Marketing Officer	2008	$200,000	$203	(2)		$--		$--		$26,352	(6)	$226,555
	2007	$150,000	$--			$--		$--		$53,828	(7)	$203,828
Jeffrey M. Brainard, Vice President of Sales	2008	$200,000	$27,189	(2)	(8)	$--		$--		$--		$227,189
	2007	$150,000	$63,462			$25,000	(9)	$9,604	(9)	$--		$248,066

(1)	Mr. Perkins and Mr. Bissonnette did not receive compensation for their service on the Board of Directors.

(2)	All employees were given a holiday bonus on December 21, 2007 of $200, net of taxes.

(3)
Pursuant to Mr.  Perkins’ employment agreement dated November 12, 2007, he was granted 33,334 five year options to purchase our common stock at an exercise price of $5.85 per share, which vested upon date of grant.  In accordance with Mr.  Perkins’ employment agreement entered into as of March 1, 2008, the company granted him 216,666 five year options to purchase our common stock at an exercise price of $4.74 per share.  43,334 of these options vested on the grant date and the rest will vest at a rate of 25% per six months over a two year period.  The 216,666 options were issued subject to shareholder approval at the company’s next annual meeting.  Their compensation value will be determined at the time of their approval by our shareholders, in accordance with Financial Accounting Standards Board Statement No. 123 (revised 2004), Share-Based Payment.

(4)
Mr. Bissonnette was the Company’s founding shareholder and served as Chief Executive Officer, President and a director of AeroGrow from July 2002 until November 2007, at which time he resigned as President.  In March 2008, he resigned as Chief Executive Officer.  On July 23, 2008, Mr. Bissonnette resigned as Chairman of the Board of Directors, a director, and as an employee of the Company.  Mr. Bissonnette may continue to consult for the Company for the foreseeable future.

(5)
In accordance with an employment agreement entered into as of March 1, 2006, Mr. Bissonette had a non-accountable expense allowance of $2,500 per month as reimbursement for his auto expenses, home office expenses and other expenses.

(6)	In accordance with Mr. Seffren’s employment agreement, we reimbursed him for home office expenses and auto expenses.

(7)
Represents consulting fees paid to Prometheus Communications Group, LLC (“PCG”) of which Mr. Seffren is the 100% owner and managing member prior to the effective date of Mr. Seffren’s employment agreement.

(8)	Mr. Brainard was paid a $1,986 bonus and a bonus installment payment of $25,000, in addition to the holiday bonus awarded to all employees.

(9)
In accordance with Mr. Brainard’s employment agreement, we issued 5,000 shares of our common stock on January 3, 2007 valued by us at $5.00 per share. In addition, in December 2006, Mr. Brainard was granted five year options to purchase our common stock at an exercise price of $5.00 per share, which will vest monthly pro-rata over a two year period.

The following table provides information with respect to the Named Executive Officers concerning unexercised stock options held by them at July 24, 2008.  All options granted to date to the Named Executive Officers are unexercised.

Outstanding Equity Awards as of July 24, 2008

Name	Number of Securities Underlying Unexercised Options (Exercisable)		Number of Securities Underlying Unexercised Options (Unexercisable)		Exercise Price per Share	Expiration Date
W. Michael Bissonnette	--		--		--	n/a
Jervis B. Perkins	33,334		--		$5.85	28-Feb-2013
Jervis B. Perkins	43,334	(1)	173,332	(1)(2)	$4.74	1-Mar-2013
Randal L. Seffren	125,000		--		$5.00	27-Mar-2011
Jeffrey M. Brainard	125,000		--		$5.00	27-Mar-2011
Jeffrey M. Brainard	2,331		--		$5.00	14-Dec-2011

(1)	The options are granted, but subject to shareholder approval at the next annual shareholder meeting.

(2)
Mr. Perkin’s unexercisable options will vest as follows: 43,333 options will vest on September 1, 2008; 43,333 options will vest on March 1, 2009; 43,333 options will vest on September 1, 2009 and 43,333 options will vest on March 1, 2010.

GOVERNANCE, COMPENSATION AND NOMINATING COMMITTEE
 INTERLOCKS AND INSIDER PARTICIPATION

The following individuals currently serve as members of the Governance, Compensation and Nominating Committee: Mr. Michel (chairman), Mr. Kumar, and Ms. Graebner. None of these individuals has served as an officer or employee of AeroGrow or any of our subsidiaries or has any relationships with AeroGrow or any of our subsidiaries requiring disclosure under “Certain Relationships and Related Transactions” below.  The Governance, Compensation and Nominating Committee members have no interlocking relationships requiring disclosure under the rules of the Securities and Exchange Commission

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February, 2006, the Board adopted a policy for review, approval and monitoring of transactions involving AeroGrow and “related persons” (directors and executive officers or their immediate family members, or stockholders owning five percent or more of our outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant Securities and Exchange Commission rules (generally, transactions (i) involving amounts exceeding the lesser of $120,000 or one percent of the average of AeroGrow’s total assets at year end for the last two completed fiscal years and (ii) in which a related person has a direct or indirect interest).

Under the policy, the Audit Committee is responsible for reviewing and approving all reportable transactions with any related party. In considering the transaction, the Audit Committee will take into account all relevant factors including whether the transaction is on terms comparable to those available to an unaffiliated third party. In connection with any approval or ratification of a transaction, the Audit Committee will also determine whether any such transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. The Board has delegated to the chairman of the Audit Committee the authority to pre-approve or ratify any transaction with a related person up to $120,000. The policy also provides that transactions involving competitive bids, the rendering of services by a regulated entity, and certain ordinary course of business banking transactions shall be deemed to be pre-approved by the Audit Committee.

The following transactions were entered into with our executive officers, directors and 5% or greater shareholders since April 1, 2006.

Richard Kranitz, one of our former directors, is a member of the law firm of Kranitz and Philipp, which provides legal services to us. During the fiscal years ended March 31, 2008 and March 31, 2007 we paid $24,000 and $44,472, respectively to this firm for legal services.

During the year ended March 31, 2007, we paid consulting fees totaling $81,238 to Wayne Harding, a former director, for services related to the development of an international channel of distribution for our products and other consulting services.

In January and February 2008, the Company paid Jack J. Walker, one of our directors, $20,000 in consulting fees.

On May 19, 2008, we entered into a Business Loan Agreement (the “Business Loan Agreement”) with Jack J. Walker as co-borrower, and First National Bank, for a loan to the Company for the principal amount of up to $1,000,000 (the “First National Loan”).  Pursuant to the Business Loan Agreement, the Company and Mr. Walker provided First National Bank with a promissory note for a principal amount of up to $1,000,000 (the “First National Note”).  The First National Note has an initial interest rate of 5.5% and matures on May 19, 2009.  We paid Mr. Walker $50,000 as compensation for entering into the Business Loan Agreement and First National Note.  As of July 24, 2008, we owed $1,000,000 in principal amount on the First National Note.  During Fiscal 2008, we paid no principal or interest on the First National Note.

On May 22, 2008, we also entered into a Loan Agreement (the “WLoans Loan Agreement" and associated Promissory Note with WLoans, LLC, a Colorado limited liability company, ("WLLC") as lender, and Jack J.  Walker.  The WLoans Loan Agreement provides for a loan up to a maximum of $1,500,000, for business purposes, at an annual interest rate of 12% (the "WLLC Loan").  Mr. Walker is the manager of WLLC and owns a 73.3% membership interest in WLLC, with the remaining membership interest owned by other AeroGrow employees, directors and former directors including Sylvia Bernstein, W. Michael Bissonnette, Jeffrey M. Brainard, Jervis B. Perkins, W. Terry Robertson, Randal L. Seffren, John Thompson, Frederic Wiedemann, and J. Michael Wolfe.  As a condition of the WLLC Loan, we paid WLLC a non-refundable availability commitment fee of $37,500 in June 2008.  Further, in consideration of WLLC holding available funds equal to the principal amount not yet disbursed, we must pay a non-refundable fee of 1% of the retained funds as a holding fee, payable quarterly.  In June 2008, we paid WLLC an availability fee of $15,000.  As of July 24, 2008, we owed $600,000 in principal amount on the WLLC loan.  During Fiscal 2008, we paid no principal or interest on the WLLC Loan.

 On June 23, 2008, the Company entered into a Loan and Security Agreement with FCC, LLC, d/b/a First Capital for a revolving credit facility in the amount of $12,000,000 (the “Revolving Credit Facility”).  Jack J. Walker provided a guarantee against certain contingent liabilities under the Revolving Credit Facility.  In return for this guarantee, the Company paid Mr. Walker a fee of $7,500.

See our Original Annual Report filed with our Form 10-K annexed as an Exhibit to this Proxy, Item 7.  Management’s Discussion And Analysis Of Operations - Liquidity and Capital Resources, and Note 12 to our financial statements – Subsequent Events, for additional information.

 During the year ended March 31, 2007, we incurred fees totaling $640,186 for various video and web projects, including production of our infomercial to promote our products, to MedEd Architects LLC a video production company owned 33% by Mr. Seffren.  During Fiscal 2008, we paid fees totaling $785,045 for various video and web projects to MedEd Architects LLC.

Director Independence

           Our Board of Directors comprises Jack J. Walker, Linda Graebner, Peter Michel, Suresh Kumar, Michael D. Dingman, Jr., and Jervis B. Perkins.  Our Board of Directors has determined that Mr. Dingman, Ms. Graebner, Mr. Michel and Mr. Kumar are independent as that term is defined by NASDAQ.  Under the NASDAQ definition, an independent director is a person who is not an executive officer or employee of the Company and who does not have a relationship with the Company that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  All Audit Committee and Governance, Compensation and Nominating Committee members are independent directors as that term is defined by NASDAQ.

During Fiscal 2008, the following individuals served as directors of AeroGrow: W. Michael Bissonnette, Jack J. Walker, Dennis E. Channer, Wayne Harding, Richard A. Kranitz, and Kenneth C. Leung.  Messrs. Channer, Harding and Leung were independent as defined by NASDAQ.  In addition, Mr. Walker was an independent director throughout Fiscal Year 2008.  All Audit Committee and Governance, Compensation and Nominating Committee members during Fiscal Year 2008 were independent directors.

Code of Ethics. We have adopted a Code of Ethics that applies to each of our employees, executive officers, and directors.  A copy is available free of charge in the “Investor” section of our website at www.aerogrow.com.  Any amendment to or waiver of the Code of Ethics will be disclosed promptly following the date of such amendment or waiver in a Current Report on Form 8-K.

PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO THE 2005 EQUITY COMPENSATION PLAN TO AUTHORIZE AN ADDITIONAL 2,000,000 SHARES FOR ISSUANCE UNDER THE PLAN, AND FROM THOSE SHARES, TO RATIFY GRANTS TOTALING 832,377 OF THOSE SHARES THAT HAVE BEEN GRANTED IN ADVANCE OF SUCH APPROVAL

Description of the Proposal

You are being asked to vote on a proposal to approve an amendment of our 2005 Equity Compensation Plan (“2005 Plan”). Subject to stockholder approval, on July 23, 2008, our Board of Directors approved an amendment to the Plan to increase the number of shares authorized for issuance under the Plan by 2,000,000 shares.

The purpose of the Plan is to attract, motivate and retain highly qualified employees and members of our Board of Directors. We issue options to provide our employees and directors an opportunity to acquire or increase their ownership stake in us, creating a stronger incentive to expend maximum effort for our growth and success, to better align employees’ interests with those of our shareholders and to encourage our employees and directors to continue their service with us. Our Board of Directors believes that stock-based incentives will continue to play a vital role in our success. These 2,000,000 shares will be governed by the rules of the 2005 Equity Compensation Plan and administered by our Governance, Compensation, and Nominating Committee.

As of August 5, 2008, there were options outstanding for a total of 2,132,014 shares of common stock outstanding under the Plan and 339,123 shares of common stock.  As our business continues to develop, we will need the flexibility to provide grants to key employees to provide incentives for them to manage expanded levels of operations and achieve our growth targets.  The additional authorized shares will be utilized if, as, and when deemed appropriate by the Governance, Compensation, and Nominating Committee.

We believe that in a business that is as heavily human-capital intensive as ours, options and other types of stock awards are an important factor in hiring and retaining talented personnel. While we recognize the possible dilutive effect to our stockholders, we believe, on balance, the incentive that is provided by the opportunity to participate in our growth and earnings through the granting of awards to acquire our common stock is important to our success and, accordingly, will benefit us and our stockholders. We believe it is in the best interests of our stockholders to approve these amendments to, and the restatement of, the Plan.

Principal Provisions of the 2005 Equity Compensation Plan

A summary of the 2005 Plan appears in this Proxy Statement under “COMPENSATION DISCUSSION AND ANALYSIS – Securities Authorized for Issuance Under Equity Compensation Plans”; the summary is not a complete description of all of the provisions of the 2005 Plan and is qualified in its entirety by reference to the full text of the proposed amended Plan that is attached hereto as Appendix A.

The following tabulation reflects the awards granted, subject to shareholder approval, to each of the Named Executive Officers, all current executive officers, all current non-executive directors, and all employees as of August 5, 2008:

NEW PLAN BENEFITS

2005 Equity Compensation Plan

Name and Position	Dollar Value (1) (2)	Number of Stock Options (1)
Jervis B. Perkins, President and Chief Executive Officer (3)	$1,026,997	216,666
Randal L. Seffren, Chief Marketing Officer (4)	--	--
Jeffrey M. Brainard, Vice President of Sales (5)	--	--
Executive Officer Group (6)	$1,229,197	306,666
Non-Executive Director Group (7)	$245,550	123,000
Employee Group, Excluding Executive Officers (8)	$1,091,691	402,711
Total Options Granted Subject to Shareholder Approval	$2,566,438	832,377

(1)
Future awards under the 2005 Plan are indeterminable.  All grants are determined by the Governance, Compensation and Nominating Committee in its discretion and no arrangements have been made at this time with respect to the shares reserved for issuance under the 2005 Plan.

(2)	Amounts shown in the Dollar Value column represent the number of stock options granted multiplied by the exercise price of such options.

(3)
In accordance with Mr.  Perkins’ employment agreement entered into as of March 1, 2008, the company granted him 216,666 five year options to purchase our common stock at an exercise price of $4.74 per share.  43,334 of these options vested on the grant date and the rest will vest at a rate of 25% per six months over a two year period.  The 216,666 options were issued subject to shareholder approval at the company’s next annual meeting.  Based on the August 5, 2008 market closing price of $1.70 per share, the market value of the shares underlying the options is $368,332.

(4)	Mr. Seffren has not been granted any options subject to shareholder approval.

(5)	Mr. Brainard has not been granted any options subject to shareholder approval.

(6)
The Executive Officer Group includes the Named Executive Officers and other officers of the Company.  The options awarded to this group include the above mentioned grant to Mr. Perkins and two additional grants.  On June 1, 2008, 30,000 five year options to purchase our common stock at an exercise price of $2.60 per share were granted to another executive.  The options were fully vested upon the date of grant.  On July 1, 2008, an executive was granted 60,000 five year options to purchase our commons stock at an exercise price of $2.07.  These options will vest at a rate of 50% per six months for a one year period.  The market value of the shares underlying the options is calculated by multiplying the number of options by the August 5, 2008 market closing price of $1.70 per share.  Using that calculation, the market value of the shares underlying the options granted to the Executive Officer Group is $521,332.

(7)
Five year options were awarded to the Non-Executive Director Group on two dates.  On July 1, 2008, 105,000 options to purchase our common stock at an exercise price of $2.03 per share were granted to the directors.  The options vest monthly over a twelve month period.  On July 23, 2008, additional grants were made to directors for 18,000 options to purchase our common stock at an exercise price of $1.80 per share.  The market value of the shares underlying the options is calculated by multiplying the number of options by the August 5, 2008 market closing price of $1.70 per share.  Using that calculation,  the market value of the shares underlying Non-Executive Director Group’s options is $209,100.

(8)
All options included in the Employee Group will expire 90 days after the termination of the recipient’s employment with the Company.  On March 1, 2008, 17,911 options to purchase our common stock were granted at an exercise price of $4.74 per share and were fully vested on the date of grant.  On April 1, 2008, 237,423 options to purchase our common stock were granted to employees at an exercise price of $2.96 per share.  These options vest quarterly over a two year period. On July 1, 2008, 143,877 options to purchase our common stock were granted to employees at an exercise price of $2.07 per share.  20,000 of these options vest at a rate of 50% per year over a two year period.  The remaining 123,877 options vest quarterly over a two year period.  On July 25, 2008, 3,500 options were granted to an employee at an exercise price of $1.77 per share, the market closing price on that date.  These options vest monthly over a two year period.  The market value of the shares underlying the options is calculated by multiplying the number of options by the August 5, 2008 market closing price of $1.70 per share.  Using that calculation, the market value of the shares underlying the options granted to the Employee Group is $684,609.

Federal Income Tax Consequences

Option Grants
Options granted under the 2005 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-qualified options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise transferred. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result. If the optionee makes a qualifying disposition, the taxable income recognized by the optionee will be treated as a long-term capital gain and we will not be entitled to an income tax deduction. If the optionee makes a disqualifying disposition of the purchased shares, then for the taxable year in which such disposition occurs, the optionee will recognize ordinary income, and we will be entitled to an income tax deduction, in an amount generally equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares.

Non-Qualified Options. No taxable income is recognized by an optionee upon the grant of a non-qualified option. The optionee will in general recognize ordinary income in the year in which the option is exercised, in an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares.

We will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-qualified option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Issuances

Generally, the issuance of unvested stock will not result in taxable income to the employee. Instead, upon vesting, the fair market value of such shares, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation. Any cash dividends or other distributions paid with respect to the stock prior to vesting will also be included in the holder’s ordinary income as compensation when paid. The participant may however, elect under Section 83(b) of the Internal Revenue Code, to include in his ordinary income at the time the stock is issued the fair market value of such shares less any amount paid. Any cash dividends paid thereafter will be treated as dividend income.

We will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to the stock issuance. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the participant.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by the Company in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-qualified options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m). Compensation attributable to stock issuances granted under the 2005 Plan may or may not qualify for the performance-based compensation exception, depending upon the specific terms of each grant.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the votes cast on this proposal in person or by proxy at the Annual Meeting is required to approve the amendment of the 2005 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT OF THE 2005 EQUITY COMPENSATION PLAN TO AUTHORIZE AN ADDITIONAL 2,000,000 SHARES FOR ISSUANCE UNDER THE 2005 PLAN.

PROPOSAL 3:

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

On February 24, 2006, we dismissed Hein & Associates LLP (“Hein”) as our independent certified public accountants, the former accountants for Wentworth, the company which merged with and into AeroGrow. The decision was approved by our Board of Directors. We are the “successor issuer” to Wentworth I, Inc. within the meaning of Rule 12(g)-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and became a Section 12(g) reporting company under the Exchange Act.

The reports of Hein on Wentworth’s financial statements for the fiscal years ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles, except the report did contain an explanatory paragraph related to Wentworth’s ability to continue as a going concern.  During Wentworth’s fiscal year ended December 31, 2005, there were no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein would have caused Hein to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years. Wentworth requested that Hein furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not it agrees with Wentworth’s statements in this Item 4.01(a). A copy of the letter furnished by Hein in response to that request, dated February 27, 2006 which was filed as Exhibit 16.1 to the Form 8-K reporting the change.

Gordon, Hughes & Banks, LLP (“GHB”) have audited our financial statements annually since inception through March 31, 2008. At a shareholder’s meeting held on February 21, 2006, our shareholder’s ratified the appointment of GHB as auditors for fiscal year ending March 31, 2007. During the years ended December 31, 2005 and 2004, and the period from January 1, 2006 through March 31, 2007 there were no disagreements with GHB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GHB, would have caused GHB to make reference to the subject matter of the disagreements in connection with its reports on the our financial statements. In addition, none of the events described in Item 304(a)(1)(iv) of Regulation S-K occurred during such periods.

Our Board of Directors has selected GHB as our principal accountant for the fiscal year ending March 31, 2009 and has further directed that management submit the selection of the principal accountant for ratification by the stockholders at the annual meeting. The audit committee recommended the appointment of GHB to the Board. GHB has acted as our principal accountant starting with fiscal year 2002.

Fees

Aggregate fees billed by Gordon, Hughes & Banks, LLP (“GHB”), our current independent registered public accounting firm, for Fiscal 2008 and Fiscal 2007, and for the three month transition period ended March 31, 2006 (the “Transition Period”), are as follows:

	Fiscal 2008	Fiscal 2007	Transition Period 2006
Audit Fees	$35,728	$26,000	$18,000
All Other Fees	$24,387	$15,564	$11,300
Total Fees	$60,105	$41,564	$29,300

Other fees paid to GHB were for review of SEC filings during these periods.

Tax Fees

Tax fees consist of fees for tax compliance, including the preparation of tax returns, tax advice, and tax planning services.  Tax advice and tax planning services relate to advice regarding mergers and acquisitions and assistance with tax audits and appeals.  We use a firm other than GHB for these services.  We paid $3,448 in tax fees during Fiscal 2008 and no tax fees in Fiscal 2007.  We paid $3,375 for tax related services during the Transition Period.

General

Representatives of Gordon, Hughes & Banks, LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the votes cast on this proposal in person or by proxy at the Annual Meeting is required to ratify the selection of our independent auditors.  Stockholder ratification of the selection of Gordon, Hughes & Banks, LLP as our independent auditors is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of Gordon, Hughes & Banks, LLP the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will reconsider whether to retain that firm. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of AeroGrow and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF GORDON, HUGHES & BANKS, LLP AS OUR INDEPENDENT AUDITORS.

Stockholder Proposals for 2009 Annual Meeting

The Company’s Bylaws provide that the annual meeting of the Company’s stockholders shall be held each year. The Company must receive any AeroGrow stockholder proposal for the Annual Meeting of stockholders in 2009 before June 30, 2009, for the proposal to be included in the AeroGrow proxy statement and form of proxy for that meeting. If notice of a proposal for which a stockholder will conduct his or her own proxy solicitation is not received by the Company by June 30, 2009, proxy holders may use their discretionary voting authority when the matter is raised at the meeting, and there will be no obligation to include any discussion of the matter in the proxy statement.

ANNUAL REPORT ON FORM 10-K

This proxy statement incorporates by reference our Form 10-K and Form 10-K/A for the fiscal year ended March 31, 2008.  These forms are included in the annual report mailed with this proxy statement and which contains important information about the Company and its financial condition that is not included in this proxy statement.

HOUSEHOLDING OF PROXY MATERIALS

In an effort to reduce printing costs and postage fees, we have adopted a practice called “householding.” Under this practice, stockholders who have the same address and last name will receive only one set of proxy-related materials unless one or more of these people notifies us that he or she wishes to continue to receive individual copies.

If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s annual meeting or for any future meetings, please: (1) call our office at 303-444-7755; (2) send an email message proxy@aerogrow.com; or (3) mail your request to AeroGrow International, Inc., 6075 Longbow Dr., Suite 200, Boulder, CO 80301.  Additional copies of the materials will be sent within 15 days after receipt of your request. Similarly, you may also contact us through any of these methods if you receive multiple copies of the materials and would prefer to receive a single copy in the future.

Other Matters

The Board of Directors does not know of any other matters to be brought before the annual meeting of stockholders. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors
August 26, 2008	/s/ Jack J. Walker Jack J. Walker
Chairman of the Board

PROXY CARD
AEROGROW INTERNATIONAL, INC.

KNOW ALL PERSONS BY THESE PRESENTS, THAT I, the undersigned shareholder of AeroGrow International, Inc. (“Company”) having received notice of the Annual Meeting of Stockholders, do hereby nominate, constitute and appoint, each of Jack J. Walker and Richard A. Kranitz, my true and lawful attorney and proxy, with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock, $.0001 par value (“Common Stock”) of the company standing in my name on its books on August 20, 2008 at the Annual Meeting of Stockholders of the Company, to be held at the Radisson Conference Center, 1850 Industrial Circle, Longmont, Colorado, on October 1, 2008 at 10:00 a.m., local time, and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

A.	Election of Directors.

1.	❒ FOR all nominees listed below to serve as directors of the Company until the next Annual Meeting of Shareholders (except as marked to the contrary below)
❒ WITHHOLD AUTHORITY to vote for all nominees listed below

	Jack J. Walker	Suresh Kumar	Linda Graebner
	Michael D. Dingman, Jr.	Jervis B. Perkins	Peter A. Michel

B.
To approve an amendment to our 2005 Equity Compensation Plan to authorize the issuance of an additional 2,000,000 shares under the Plan, and from those shares, to ratify grants totaling 832,377 of those shares that have been granted in advance of such approval.

2.
The Board of Directors recommends a vote FOR the amendment to the 2005 Equity Compensation Plan to authorize the issuance of 2,000,000 shares under the Plan, and from those shares, to ratify grants totaling 832,377 of those shares that have been granted in advance of such approval.

❒For ❒ Against ❒ Withhold

C.	Ratify appointment of Gordon, Hughes & Banks, LLP as independent auditors for Fiscal 2009.

3.	The Board of Directors recommends a vote FOR the appointment of Gordon, Hughes & Banks, LLP as independent auditors for Fiscal 2009.
❒For ❒ Against ❒ Withhold

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

This proxy will be voted as directed, or if no instructions are given, it will be voted “FOR” all proposals named in this Proxy Statement by the appointed proxies in accordance with his or her judgment on any other matter brought before the meeting.  Also, this proxy will be voted at the Annual Meeting in accordance with the Board of Directors’ recommendations on any other matters which may come before the Annual Meeting or any postponement or adjournment thereof.

This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

Your vote is important. Any previously submitted proxies will not be used at the Annual Meeting. Accordingly, even if you plan to attend the Annual Meeting, please mark, sign, date and fold this proxy and return to the reply address.

Signature	Date

Signature	Date

Please sign your name or names exactly as they appear on the stock certificate. Each joint tenant must sign. When signing as attorney, administrator, guardian, executor or trustee or as an officer of a corporation, please give full title. If more than one trustee, all should sign.

Appendix A

AEROGROW INTERNATIONAL, INC.
2005 EQUITY COMPENSATION PLAN

SECTION 1.    PURPOSE

 This plan shall be known as the "AeroGrow International, Inc. 2005 Equity Compensation Plan" (the "Plan"). The purpose of the Plan is to promote the interests of AeroGrow International, Inc. (the "Company") and the Company's stockholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of "performance-based compensation" under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

SECTION 2.    DEFINITIONS

 As used in the Plan, the following terms shall have the meanings set forth below:

 (a)         "AWARD" shall mean any Option or Restricted Share Award granted under the Plan to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

 (b)         "AWARD AGREEMENT" shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

 (c)         "BOARD" shall mean the board of directors of the Company.

 (d)         "CHANGE IN CONTROL" shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:

  (i)         An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company;

  (ii)       The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that if the election or nomination for election by the Company's stockholders of any new director was approved by a vote of a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this paragraph; or

  (iii)         Approval by stockholders of the Company of:

  (A)         A merger, consolidation or reorganization involving the Company, unless,

  (1)        The stockholders of the Company immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

  (2)        The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

  (3)         No Person (other than the Company, any employee benefit plan (or any trust forming a part thereof) maintained by the Company or the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of forty percent (40%) or more of the then outstanding Voting Securities) has Beneficial Ownership of forty percent (40%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

  (B)         A complete liquidation or dissolution of the Company; or

  (C)        An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

 (e)         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

 (f)         "COMMITTEE" shall mean a committee of the Board which shall eventually be composed entirely of Non-Employee Directors, each of whom shall be a "Non-Employee Director" for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and an "outside director" for purposes of Section 162(m) and the regulations promulgated under the Code.

 (g)         "CONSULTANT" shall mean any consultant to the Company.

 (h)         "DIRECTOR" shall mean a member of the Board.

 (i)         "EMPLOYEE" shall mean a current or prospective officer or employee of the Company.

 (j)         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

 (k)        "FAIR MARKET VALUE" with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the Nasdaq SmallCap Market, or any other exchange or quotation system on which the Shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

 (l)         "INCENTIVE STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

 (m)        "NON-QUALIFIED STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under Section 6 or 8 of the Plan and is not intended to be an Incentive Stock Option.

 (n)         "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is not an officer or employee of the Company.

 (o)         "OPTION" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

 (p)         "OPTION PRICE" shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

 (q)         "PARTICIPANT" shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

 (r)         "PERSON" shall mean any individual, corporation, partnership, limited liability company, associate, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

 (s)         "RESTRICTED SHARE" shall mean any Share granted under Section 7 or 8 of the Plan.

 (t)         "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

 (u)         "SECTION 16" shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

 (v)         "SECTION 162(M)" shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor or provision thereto as in effect from time to time.

 (w)          "SHARES" shall mean shares of the common stock, $0.001 par value, of the Company.

SECTION 3.    ADMINISTRATION

3.1    Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Directors who are members of the Committee, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 11 hereunder to amend or terminate the Plan.

3.2    Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Participant and any holder or beneficiary of any Award.

3.3    Action by the Committee. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. The Committee may appoint a secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

3.4    Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such section.

3.5    No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

SECTION 4.    SHARES AVAILABLE FOR AWARDS

4.1    Shares Available. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 1,505,000, which includes 195,131 Shares with respect to which awards under the AeroGrow International, Inc. 2003 Stock Option Plan ("2003 Plan") were authorized but not granted. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which Options or other Awards were granted under the 2003 Plan, as of the effective date of this Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or canceled without the delivery of Shares under the terms of the 2003 Plan after the effective date of this Plan. The number of Shares to which Awards may be granted under the Plan may not be increased unless such increase is approved by at least a majority of the outstanding Shares.

If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

4.2    Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property) recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

4.3    Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares that have been reacquired by the Company.

SECTION 5.    ELIGIBILITY

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 8.1.

SECTION 6.    STOCK OPTIONS

6.1    Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option. The Committee shall have the authority to grant Incentive Stock Options or Non-Qualified Stock Options or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option under this Plan may be granted additional Options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option related thereto is granted) of the Shares with respect to which all Incentive Stock Options related to such Option are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Company) exceeds $100,000 (or such higher amount as is permitted in the future under Section 422(d) of the Code), such Options shall be treated as Non-Qualified Stock Options.

6.2    Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. The Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and Section 11 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the canceled Options.

6.3    Term. Subject to the Committee's authority under Section 3.1 and the provisions of Section 6.5, each Option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options granted under the Plan. Notwithstanding the foregoing, no Option that relates to such Option shall be exercisable after the expiration of five (5) years from the date such Option was granted.

6.4    Exercise.

  (a)         Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option will be exercisable in full at any time or from time to time during the term of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option as the Committee may determine.

  (b)         The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

  (c)         An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

  (d)        Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) in whole Shares valued at the Fair Market Value of such Shares on the date of exercise, together with any applicable withholding taxes, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by (i) delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes, or (ii) any other exercise method (including attestation of shares) approved by the Committee. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

6.5    Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company, then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than 110% of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

SECTION 7.    RESTRICTED SHARES

7.1    Grant.

  (a)         Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares shall be granted, the number of Restricted Shares to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Shares shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

  (b)         Each Restricted Share made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share Award. The Award Agreement for employees may set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share Awards.

7.2    Delivery of Shares and Transfer Restrictions. At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless any restrictive conditions set forth in the Award Agreement relating to the Restricted Share Award are met. Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such restricted Shares.

7.3    Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, other than any legends required by applicable securities laws, shall be delivered to the Participant or the Participant's beneficiary or estate, as the case may be.

SECTION 8.    DIRECTOR AWARDS

8.1    Awards to Non-Employee Directors. The Board may provide that all or a portion of a Non-Employee Director's annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options or Restricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director's service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

8.2    Awards of Restricted Shares to Directors. Grants of Restricted Shares to Directors in lieu of cash stipends, in whole or in part, shall have no minimum vesting period or restrictive period as may be determined in the sole discretion of the Committee.

SECTION 9.    TERMINATION

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment, consulting arrangement or directorship with the Company, including a termination by the Company with or without cause, by a Participant voluntarily, or by reason of death, disability or retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

SECTION 10.    CHANGE IN CONTROL

Upon a Change in Control, all outstanding Awards shall vest, become immediately exercisable or payable and have all restrictions lifted.

SECTION 11.    AMENDMENT AND TERMINATION

11.1    Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply; provided that any such waiver, amendment, alteration, suspension, discontinuance or termination that would adversely affect the rights of any Participants, or any holder or beneficiary, under any Award theretofore granted, shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.

11.2    Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participants, or any holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.

11.3    Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 12.    GENERAL PROVISIONS

12.1    Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

12.2    Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest, be reinvested into additional Shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares.

12.3    No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

12.4    Share Certificates. All certificates for Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.5    Withholding. A Participant may be required to pay to the Company and the Company shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

12.6    Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

12.7    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares or other types of Awards provided for hereunder.

12.8    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company. Further, the Company may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

12.9    No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

12.10    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Colorado without giving effect to conflicts of laws principles.

12.11    Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

12.12    Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.

12.13    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

12.14    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

12.15    Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 13.    TERM OF THE PLAN

13.1    Effective Date. The Plan shall be effective as of August 22, 2005.

13.2    Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.